SECURITIES AND EXCHANGE COMMISSION
WASHINGTON, D.C. 20549
FORM 8-K
CURRENT REPORT
PURSUANT TO SECTION 13 OR 15(d) OF THE
SECURITIES EXCHANGE ACT OF 1934
Date of report (Date of earliest event reported) December 23, 2008
Commercial Bancshares, Inc.
(Exact Name of Registrant as Specified in Charter)

Ohio	0-27894	34-1787239

(State or Other Jurisdiction Of Incorporation)	(Commission File Number)	(IRS Employer Identification No.)

118 South Sandusky Avenue, Upper Sandusky, Ohio	43351

(Address of Principal Executive Offices)	(Zip Code)
Registrant’s telephone number, including area code (419) 294-5781

(Former Name or Former Address, if Changed Since Last Report)
     Check the appropriate box below if the Form 8-K filing is intended to simultaneously satisfy the filing obligation of the registrant under any of the following provisions (see General Instruction A.2. below):
☐	Written communications pursuant to Rule 425 under the Securities Act (17 CFR 230.425)

☐	Soliciting material pursuant to Rule 14a-12 under the Exchange Act (17 CFR 240.14a-12)

☐	Pre-commencement communications pursuant to Rule 14d-2(b) under the Exchange Act (17 CFR 240.14d-2(b))

☐	Pre-commencement communications pursuant to Rule 13e-4(c) under the Exchange Act (17 CFR 240.13e-4(c))

ITEM 8.01 OTHER EVENTS
SIGNATURES

ITEM 8.01 OTHER EVENTS.
     This report hereby updates and restates the description of the common stock of Commercial Bancshares, Inc. (the “Company”). The summary provided is qualified in its entirety by reference to the applicable provisions of the Ohio General Corporation Laws (“OGCL”) and the Commercial Bancshares Amended Articles of Incorporation (the “Articles”) and Code of Regulations (the “Regulations”).
TERMS OF COMMERCIAL BANCSHARES, INC. COMMON STOCK
GENERAL
     The Company is a corporation organized under Ohio law, and governed by the OGCL and the Commercial Bancshares Corporate Governance Documents (as defined below). Its common stock is registered under Section 12(g) of the Securities Exchange Act of 1934 (the “Exchange Act”).
     Number and Class of Authorized Shares. The Company’s Articles authorize the issuance of 4,000,000 shares of common stock, without par value (the “Common Stock”). These shares may be issued and sold without further shareholder action provided that the issuance and sale is made in compliance with the Articles and Regulations (collectively referred to hereinafter as the “Corporate Governance Documents”) and the OGCL. Upon receipt of consideration as fixed by the board of directors, each share of Common Stock issued is then fully paid and nonassessable. There are no conversion terms, sinking fund provisions, or redemption rights associated with the Common Stock.
     Dividends. Each share of Common Stock is entitled to dividends when and as declared by the board of directors and paid out of funds, if any, available under applicable laws and regulations for the payment of dividends.
     Liquidation Rights. In the event of the Company’s liquidation, each share of Common Stock is entitled to share ratably in all assets available for distribution after the payment of the Company’s liabilities.
     Preemptive Rights. The Articles provide that no holder of shares of any class of capital stock of the Company is entitled to preemptive rights.
     Special Meetings of Shareholders. Special meetings of shareholders may be called at any time by (i) the Chairman of the Board and the President by joint action, (ii) a majority of the board of directors acting with or without a meeting or (iii) the holder or holders of at least one-half of the shares outstanding and entitled to vote thereat.
     Restrictions on Alienation. The Corporate Governance Documents impose no restrictions on the alienation or transferability of the Common Stock. However, in some instances, the Company may impose restrictions on the sale or other transfer of its Common Stock to the extent necessary to assure compliance with federal and state securities laws and regulations.
VOTING RIGHTS
     Quorum and Voting Power. The shareholders present in person or by proxy shall constitute a quorum at any meeting held for the following purposes: the election of directors; to set the number of directors; or the consideration of and action upon reports required to be laid before such meeting. At any meeting called for any other purpose, the holders of shares entitling them to exercise a majority of the voting power of the Company, present in person or represented by proxy, shall constitute a quorum, except when a greater proportion is required by OGCL, the Articles, or the Regulations.

     At any meeting of shareholders, each shareholder shall be entitled to one vote in person or by proxy for each share of the Company registered in his or her name on the books of the Company on the date fixed as the record date for the determination of shareholders entitled to vote at such meeting. Shares of Common Stock may not be voted cumulatively in the election of directors.
     Action without a Meeting. Any action that may be authorized or taken at any meeting of shareholders may generally be authorized or taken without a meeting in a writing or writings signed by all of the holders of shares who would be entitled to notice of a meeting of shareholders held for such purpose.
     General Vote Required for Action. Nominees for director are elected to the board of directors by a plurality of the vote. For purposes of illustration, if there are four positions on the Board up for election, the four nominees receiving the highest number of votes will be elected. All other questions and business that shall come before a meeting of the shareholders shall be determined by the vote of the holders of a majority of such voting shares as are represented in person or by proxy, except when a greater proportion is required by the OGCL, the Articles or the Regulations.
     Amending the Commercial Bancshares Corporate Governance Documents.
•	ARTICLES OF INCORPORATION. The Articles may be amended, repealed or added to at any meeting of shareholders called for that purpose by the affirmative vote of holders of shares entitling them to exercise a majority of the company’s voting power, provided however, that any such modification that would be subject to special voting provisions if adopted with respect to the Company’s Regulations shall be subject to such further special voting provisions as set forth in the Regulations.

•	CODE OF REGULATIONS. The Regulations may be amended, repealed or added to at any meeting of shareholders called for that purpose by the affirmative vote of holders of record of shares entitling them to exercise a majority of the voting power of the Company on such proposal or, without a meeting, by the written consent of holders of record of shares entitling them to exercise a majority of the voting power of the Company on such proposal; provided further, however, that no amendment or addition to these Regulations shall be made if such amendment or addition is inconsistent with the Articles in effect at such time; and provided further, however, that any amendment to certain sections of the Regulations governing the number, classification, and removal of directors must be approved by the affirmative vote or written consent of holders of shares entitling them to exercise two-thirds of the voting power of the Company on such proposal.
     Extraordinary Corporate Transactions. Ohio law generally requires certain extraordinary corporate transactions, including mergers, consolidations, dissolutions, dispositions of all or substantially all of a corporation’s assets, and certain other combinations to be adopted by the affirmative vote of the holders of shares entitled to exercise at least two-thirds of the voting power of the corporation on such proposal, unless the articles of incorporation specify a different proportion (but not less than a majority). Article 7 of the Articles of Commercial Bancshares provides that notwithstanding any provisions in the OGCL requiring for any purpose the vote, consent, waiver or release of the holders of designated portion (but less than all) of the shares of any class of issued and outstanding capital stock, the vote, consent, waiver or release of the holders of a majority of the shares of such class will suffice for any such purpose.
     Special Shareholder Voting Requirements in Connection with Anti-Takeover Provisions under Ohio Law.

•	OHIO CONTROL SHARE ACQUISITION ACT. Except as otherwise provided by the Articles or Regulations, the provisions of Ohio Revised Code § 1701.831 (the “Control Share Acquisition Act”) generally apply with respect to any proposed “control share acquisition” of the Company’s capital stock, which term is defined as any acquisition of an issuer’s shares which would entitle the acquiror to exercise, or direct the exercise of, voting power of the issuer within any of the following ranges: (a) one-fifth or more but less than one-third of such voting power; (b) one-third or more but less than a majority of such voting power; or (c) a majority or more of such voting power. Article VII of the Articles has been adopted to govern in lieu of the Control Share Acquisition Act. Article VII of the Articles requires any person who proposes to make a control share acquisition of the Company’s shares to deliver an “acquiring person statement” (as described in the Control Shares Acquisition Act) to the Company’s Secretary. Within 10 days of receipt of the acquiring person statement, the board of directors is required to meet for the purpose of determining whether to authorize the proposed acquisition. If so authorized, the acquiring person will be permitted to make the proposed control share acquisition.

In the event that the board does not approve the proposed acquisition, the Articles require the board to call a special meeting of the shareholders for the purpose of voting on the proposed acquisition. The acquiring person will be permitted to make the proposed control share acquisition if it is authorized by the affirmative vote of: (A) shareholders holding a majority of the Company’s voting power; and (B) a majority of the portion of the voting power represented at the meeting excluding the voting power of shares controlled by the acquiring person.

•	OHIO MERGER MORATORIUM STATUTE. The Ohio Merger Moratorium Statute (“Merger Moratorium Act”) prohibits certain business combination transactions between an “issuing public corporation” and a beneficial owner of 10% or more of the shares of the corporation (an “interested shareholder”) for at least three years after the interested shareholder attains status as such, unless the board of directors of the issuing public corporation approves (before the interested shareholder attains such status) either the proposed business combination transaction or the acquisition that causes the interested shareholder to attain such status.

A covered transaction may also take place prior to the expiration of three-year period provided that: (A) the proposed transaction is approved by the holders of shares with at least two-thirds of the voting power of the corporation, including at least a majority of the outstanding shares after excluding shares controlled by the interested shareholder, or (B) the business combination results in shareholders, other than the interested shareholder, receiving a fair price for their shares as determined under the Merger Moratorium Act.

The Merger Moratorium Act provisions are generally applicable to all public corporations formed under Ohio law, but a corporation may elect not to be covered by the Merger Moratorium Act with an appropriate amendment to its articles of incorporation. The Company has not taken any corporate action to opt out of the Merger Moratorium Act.
DIRECTORS
     Number and Classification. The number of directors of the Company shall not be less than 9 or more than 15, the exact number of directors to be determined from time to time by resolution adopted by the shareholders or the board in accordance with the provisions of the Regulations, and such number is currently set at 11. The board of directors is divided into three classes with each class to be as nearly equal in number as the then total number of directors permits. The respective terms of the classes are staggered so that the term of one class expires each year, at which time members of that class are elected to a three-year term.

     Nominations. Nominations for the election of directors may be made by the board or by any shareholder entitled to vote for the election of directors. Any nominations by shareholders shall be made by written notice delivered or mailed to the Secretary of the Company not less than 45 days or more than 90 days prior to the meeting of shareholders for which such nominations are being submitted. The notice must set forth specific information regarding the nominee. The chairman of the meeting may refuse to acknowledge the nomination of any person not made in compliance with the appropriate procedures.
     Removal and Vacancies. The Regulations provide that directors shall be subject to removal as provided by law or by other lawful procedures. The Regulations further provide that vacancies in the board of directors occurring for any reason, including without limitation, vacancies created by newly created directorships resulting from any increase in the number of directors, may be filled by the board acting by a vote of a majority of directors then in office, even if less than a quorum.

SIGNATURES
     Pursuant to the requirements of the Securities Exchange Act of 1934, the Registrant has duly caused this report to be signed on its behalf by the undersigned hereunto duly authorized.

Commercial Bancshares, Inc. (Registrant)

Date: December 23, 2008	By	/s/ David J. Browne David J. Browne
Corporate Secretary